UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  August 8, 2001

Merlin Software Technologies International, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27189
(Commission File Number)

88-0398103
(IRS Employer Identification No.)

4199 Lougheed Highway, Suite 200 and 201
Burnaby, British Columbia, Canada V5C 3Y6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 320-7227

Not applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

On August 8, 2001, Merlin Software Technologies International, Inc. announced a purchase order for 55 units of our Essential Server NAS+. The units, which will be purchased over a six to eight month period, were sold to L & M Products and Services Inc., a reseller based in British Columbia that works closely with small to medium-sized end users in the high-tech, engineering, healthcare and other fields, in our target market. As a value added reseller and distributor, L & M will be an important product advisor to our company with respect to technology solutions required by the small to medium-sized enterprise.

Our Essential Server NAS+ is a network attached appliance designed to meet the needs of small to medium-sized businesses . Essential Server NAS+ addresses the challenges in managing a company's information, including scaling data storage capacity as digital files grow and protecting a business from problems arising from the loss of important information. Essential Server NAS+ offers a fully integrated storage and backup solution, and includes hard drive storage, tape drive, CD-RW and backup software.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.

Date:  August 8, 2001

/s/ Robert Heller
Robert Heller, President and CEO